UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): August 7, 2015

BOISE CASCADE COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-35805 (Commission File Number)	20-1496201 (IRS Employer Identification No.)

1111 West Jefferson Street, Suite 300
Boise, Idaho 83702-5389
(Address of principal executive offices) (Zip Code)
(208) 384-6161
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

Amendment to Senior Secured Asset-Based Credit Facility

On August 7, 2015, Boise Cascade Company and its principal operating subsidiaries, Boise Cascade Wood Products, L.L.C., and Boise Cascade Building Materials Distribution, L.L.C., as borrowers, and Boise Cascade Wood Products Holdings Corp., Chester Wood Products LLC, and Moncure Plywood LLC, as guarantors, entered into the First Amendment to the Amended and Restated Credit Agreement (the “Amendment”) with Wells Fargo Capital Finance, LLC, as administrative agent, and the lenders from time to time party thereto, originally dated May 15, 2015.

The Amendment reduces the applicable margins for calculating the interest rates payable under the revolving credit facility.  The applicable margins previously ranged from 0.50% to 1.00% for base rate loans, depending on the amount of Average Excess Availability (as outlined in the Amendment), and were decreased to 0.25% to 0.75%.  For LIBOR rate loans, the applicable margins previously ranged from 1.50% to 2.00%, depending on the amount of Average Excess Availability, and were decreased to 1.25% to 1.75%. Applicable margins for calculating interest rates under the term loan component of the asset-based credit facility were unchanged by the Amendment.

The foregoing summary of the Amendment is qualified in its entirety to the complete text of the Amendment, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

10.1
First Amendment to Amended and Restated Credit Agreement, dated as of August 7, 2015, by and among the Lenders identified on the signature pages thereof, Wells Fargo Capital Finance, LLC, as administrative agent, Boise Cascade Company and the other Borrowers identified on the signature pages thereof

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOISE CASCADE COMPANY

	By	/s/ Wayne Rancourt
Wayne Rancourt EVP, CFO & Treasurer
Date: August 12, 2015